Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to us in this Registration Statement on Form N-1A of Columbia LifeGoal Balanced Growth Portfolio, Columbia LifeGoal Growth Portfolio, Columbia Multi-Advisor International Equity Fund and Columbia Small Cap Index Fund under the heading “Independent Registered Public Accounting Firm”.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
December 8, 2010